UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 10, 2024, FAT Brands Inc. (the “Company”) was informed that it has been indicted by the U.S. Department of Justice (“DOJ”) on two violations of Section 402 of the Sarbanes-Oxley Act for directly and indirectly extending and/or arranging for the extension of credit in 2019 and 2020 to former CEO Andrew Wiederhorn in the amount of $2.65 million. These charges allege that the Company, through its subsidiary Fatburger N.A., transferred approximately $600,000 to Mr. Wiederhorn in the form of a personal loan on January 30, 2019, and lent approximately $2 million in 2020 to its former parent company Fog Cutter Capital Group Inc. (“FCCG”) which indirectly funded a personal loan from FCCG to Mr. Wiederhorn. The indictment also includes charges against Mr. Wiederhorn, the Company’s former CFO, Rebecca Hershinger, and the Company’s former tax advisor, William Amon, on violations of various federal tax and other laws related to loans from FCCG to Mr. Wiederhorn.

The Company also learned that the U.S. Securities and Exchange Commission (“SEC”) has filed a complaint against it, claiming violations of Section 17(a)(2) of the Securities Act of 1933; Sections 10(b), 13(a), 13(b)(2)(A), 13(b)(2)(B), 13(k), and 14(a) of the Securities Exchange Act of 1934; and Rules 10b-5(b), 12b-20, 13a-1, 13a-13, 14a-3, and 14a-9 thereunder. The SEC’s claims pertain principally to allegations that, for fiscal periods covering 2017 through 2020, the Company failed to disclose certain related party transactions, failed to disclose the salaries of Mr. Wiederhorn’s adult children working at the Company, failed to maintain proper books and records and internal accounting controls, made false or misleading statements regarding the Company’s liquidity and use of proceeds from certain transactions, and directly or indirectly extended credit to Mr. Wiederhorn in the form of a personal loan. The SEC’s complaint also names Mr. Wiederhorn, Ms. Hershinger, and the Company’s SVP of Finance, Ron Roe, as defendants. The SEC is seeking injunctive relief, disgorgement, and civil monetary penalties.

The Company is evaluating these charges and intends to vigorously defend itself against them.

The foregoing descriptions of the DOJ and SEC allegations are summary in nature only and qualified by reference to the complete copies of the DOJ indictment and SEC complaint, each of which is available publicly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2024

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer